Exhibit 99.1

ATI Provides Update on First Quarter 2019 Financial Results

PITTSBURGH--(BUSINESS WIRE)--April 11, 2019--Allegheny Technologies Incorporated (NYSE: ATI) today announced that its first quarter 2019 earnings per share is expected to be in the range of $0.10 to $0.13. Sales for the first quarter are expected to be approximately $1.0 billion.

“Our first quarter financial results are below our expectations as we faced unexpected operational headwinds in both of our business segments,” said Robert S. Wetherbee, ATI President and Chief Executive Officer. In the High Performance Materials and Components (HPMC) segment, the company cited a greater than anticipated negative impact from the continued disruption in third party nickel powder billet supply, as well as higher operating costs due to the accelerated ramp of nickel powder production and the temporary margin compression caused by the rapid drop from prior months’ cobalt prices.

In ATI’s Flat Rolled Products (FRP) segment, the STAL joint venture experienced lower than anticipated demand in China, including continued softness in the high-end consumer electronics market, which drove an extended production downtime around the Lunar New Year holiday period. “This lower demand, coupled with increased operating costs for the newly expanded STAL joint venture production facilities, resulted in lower than expected profitability in the quarter,” said Mr. Wetherbee. Additionally, ATI’s U.S. Flat Rolled business faced weaker than expected demand for commodity stainless products due to customer inventory destocking actions that resulted in operational inefficiencies in its downstream finishing operations.

For both segments, the company believes that these negative impacts will lessen in the second quarter. They are not expected to affect company performance in the second half of 2019.

“We continue to work proactively with our customers to jointly address current supply constraints related to the ongoing aerospace production ramp. In addition, we have full confidence in Boeing’s ability to address the current 737 MAX issues, and as previously announced, we expect to maintain our current production and delivery schedules related to that aircraft. Accordingly, we believe that our financial results will improve in the second quarter and throughout the balance of 2019 and that progress toward our longer-term objectives remains on pace,” concluded Mr. Wetherbee.

ATI will announce its first quarter financial results on Tuesday, April 23 and conduct a teleconference at 8:30 am Eastern Time.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to materially differ from those expressed or implied in the forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

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ATI is a global manufacturer of technically advanced specialty materials and complex components. ATI revenue was $4.0 billion for the twelve-month period ended December 31, 2018. Our largest markets are aerospace & defense, particularly jet engines. We also have a strong presence in the oil & gas, electrical energy, medical, automotive, and other industrial markets. ATI is a market leader in manufacturing differentiated specialty alloys and forgings that require our unique manufacturing and precision machining capabilities and our innovative new product development competence. We are a leader in producing powders for use in next-generation jet engine forgings and 3D-printed aerospace products. See more at our website ATImetals.com.

CONTACT:
Investor Contact:
Scott A. Minder
412-395-2720
scott.minder@atimetals.com

Media Contact:
Natalie Gillespie
412-394-2850
natalie.gillespie@atimetals.com